Exhibit 99.1

Allurion Announces New Strategic Direction With Increasing Focus on Low-Dose GLP-1 Combination Therapy, Muscle Mass Maintenance, and US Market Entry

Signed term sheet with strategic partner to enhance distribution capabilities and R&D pipeline, including the potential joint development of a novel, GLP-1 drug-eluting balloon

Submitted protocol to IRBs for approval on prospective, multi-center trial on combination therapy with low-dose GLP-1s and the Allurion Program to achieve weight loss while maintaining muscle mass and increasing GLP-1 adherence

Commenced transition to distribution partners with access to physician networks prescribing GLP-1 therapy and equipped to deliver metabolically healthy weight loss

PMA application for the Allurion Balloon successfully accepted by FDA for evaluation

Preliminary, unaudited second quarter results reflect growth in direct markets driven in part by GLP-1 combination therapy and offset by reduced sales in distributor markets undergoing partner transitions

NATICK, Mass. – August 5, 2025 – Allurion Technologies, Inc. (NYSE: ALUR), a pioneer in metabolically healthy weight loss, today announced a new strategic direction with an increasing focus on low-dose GLP-1 combination therapy, muscle mass maintenance, and US market entry.

The company has reported on real-world data from nearly 20,000 patients that demonstrate that patients using the Allurion Program lose weight immediately and through a focus on behavior change, keep the weight off while increasing muscle mass. For patients using the Allurion Program in combination with low-dose GLP-1s, initial data demonstrate increased weight loss with increases in lean body mass and adherence to GLP-1s. In the second quarter of 2025, clinics where the combination approach was piloted as part of a comprehensive obesity management program grew by 20% compared to the first quarter of 2025.

The company launched several R&D, clinical, and commercial initiatives in the second quarter of 2025 in light of this shift.

“We believe the Allurion Program is the only solution for obesity management that has consistently demonstrated significant and immediate weight loss while maintaining or increasing muscle mass,” said Dr. Shantanu Gaur, Founder and CEO of Allurion. “In combination with low-dose GLP-1s, we believe the clinical benefit increases even more, with higher levels of adherence to GLP-1s, and we are confident that by pivoting to this approach, we will capitalize on the success of GLP-1s and set Allurion up for long-term success.”

Key Initiatives Launched in the Second Quarter of 2025

The company announced that it has signed a term sheet with a strategic partner to expand ex-US distribution and enhance the R&D pipeline, including the potential joint development of a novel, GLP-1 drug-eluting intragastric balloon. The company also announced that it has submitted its protocol for a prospective, multi-center study on the combination of the Allurion Program with a low-dose of GLP-1 for weight loss while maintaining muscle mass and increasing GLP-1 adherence to Institutional Review Boards (IRBs) in Europe for approval. The company expects to begin enrollment in that study this year.

“We believe it has become clear that GLP-1s alone are not the answer due to side effects, poor adherence, and loss of muscle mass,” said Dr. Gaur. “We are taking a new direction at Allurion by focusing on next-generation R&D with a strategic partner that has deep experience developing and manufacturing drug-eluting devices and has a global footprint in bariatrics, advancing our prospective clinical trial on low-dose GLP-1 combination therapy, and transitioning to distributors who have access to physician networks that can offer comprehensive obesity care. We believe this pivot will establish a new standard of care in obesity, where patients can achieve meaningful weight loss while preserving muscle mass and serve as a model for US market entry.”

New Strategic Direction and Distribution Partners

In addition, in the second quarter, as part of its new strategic direction, the Company commenced a transition to distribution partners with access to physician networks prescribing GLP-1s and equipped with teams and infrastructure to deliver metabolically healthy weight loss.

The company previously announced a new distribution partnership in Canada with Minogue Medical Inc., a leading Canadian medical device company specializing in obesity care with a national ecosystem of dietitians, bariatric surgeons, and endoscopic specialists that is developing new standards of care in obesity in combination with GLP-1 therapy.

“In the second quarter, we observed traction in our direct markets, especially in clinics that are embracing low-dose GLP-1 combination therapy with a focus on weight loss while maintaining muscle mass,” said Dr. Gaur. “We also began transitioning away from distributors who had not cultivated strong relationships with clinics that embrace GLP-1 combination therapy. In the second half of 2025, we expect to continue these transitions and re-allocate resources to clinics seeing strong results with GLP-1 combination therapy. While we expect this pivot to continue to be disruptive in the short-term, we believe it will lead to long-term growth and refinement of a strategy that we could utilize out of the gate in the U.S. market.”

With the new strategic direction and near-term disruption, management expects preliminary, unaudited revenue for the second quarter of 2025 to be approximately $3 million and an operating loss of approximately $7 million as compared to an operating loss of $9.3 million in the second quarter of 2024. The improvement in operating loss year-over-year was driven in part by a reduction in operating expenses of approximately 50% year-over-year.

“With renewed focus on our R&D and clinical pipelines, high-performing accounts embracing combination therapy, and strategic distribution partners, we are looking to position Allurion for long-term success in a highly dynamic obesity market with a potential US launch on the horizon,” said Dr. Gaur.

About Allurion
Allurion is a pioneer in metabolically healthy weight loss. The Allurion Program is a weight-loss platform that combines the Allurion Gastric Balloon, the world’s first and only swallowable, ProcedurelessTM gastric balloon for weight loss, the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers and Allurion Insights for healthcare providers featuring the Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor, and manage weight-loss therapy for patients regardless of their treatment plan. The Allurion Gastric Balloon is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Estimated Preliminary Results for the Second Quarter Ended June 30, 2025 (Unaudited)

Set forth above are certain estimated preliminary financial results and other key business metrics for the first quarter ended June 30, 2025. These estimates are based on the information available to us at this time. Our actual results may vary from the estimated preliminary results presented here due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter ended June 30, 2025 are finalized. The estimated preliminary financial results and other key business metrics have not been audited or reviewed by our independent registered public accounting firm. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data.

Forward-Looking Statements

This press release contains forward-looking statements that reflect Allurion’s beliefs and assumptions based on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terms, although not all forward-looking statements contain these words. Although Allurion believes it has a reasonable basis for each forward-looking statement contained in this release, these statements involve risks and uncertainties that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: establishing a new standard for weight loss; combination with other treatments; choosing appropriate strategic, distribution, or other partners; pioneering in healthy weight loss and maintenance of muscle mass; the uniqueness of Allurion’s product and service offerings, including the Allurion Program; the status of the U.S. FDA’s review of the Company’s PMA application for the Allurion Balloon; expectations regarding entry into the U.S. market; and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to management.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Program, including the Allurion Balloon; the timing of, and results from, Allurion’s clinical studies and trials, including with respect to the combination of GLP-1s with the Allurion Balloon; the evolution of the markets in which Allurion competes, including the impact of GLP-1 drugs; the ability of Allurion to maintain its listing on the New York Stock Exchange; a changing regulatory landscape in the highly competitive industry in which Allurion competes; the impact of the imposition of current and potential tariffs and trade negotiations, and those factors discussed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025, and updated from time to time by its other filings with the SEC, and its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Allurion undertakes no obligation to update any forward-looking statements to reflect any new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events, other than as required by applicable law.

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allurion@woodrowcommunications.com

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